Exhibit 99.1

         Written Statement of the President and Chief Executive Officer
                          of The Middleton Doll Company
                         Pursuant to 18 U.S.C. ss. 1350


     Solely for the purposes of complying with 18 U.S.C. ss. 1350, I, the undersigned President and Chief Executive Officer of The Middleton Doll Company (the "Company"), hereby certify, based on my knowledge, that the Annual Report of Form 10-K of the Company for the period ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:    March 28, 2003

                                          /s/ George R. Schonath
                                          --------------------------------------
                                          George R. Schonath
                                          President and Chief Executive Officer